EXHIBIT 23.1
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        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form 10-SB Registration Statement of Arber Holdings our report as of and for the period ended November 11, 1999 dated November 12, 1999 relating to the financial statements of Arber Holdings which appears in such Form 10-SB.

                      KINGERY, CROUSE & HOHl, P.A.
                      Certified Public Accountants


Tampa, Florida
November 12, 1999
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